EXHIBIT B

DYNEX                                           DYNEX CAPITAL, INC.
                                                4551 COX ROAD, SUITE 300
                                                GLEN ALLEN, VIRGINIA  23060
                                                804-217-5800
                                                FAX 804-217-5860

                                                           January 26, 2001

VIA FACSIMILE AND CERTIFIED MAIL
--------------------------------
California Investment Fund, LLC
550 West C Street
10th Floor
San Diego, CA  92101

Attention:  Michael R. Kelly, Managing Member

     RE: MERGER AGREEMENT DATED NOVEMBER 7, 2000

Dear Mr. Kelly:

     Reference is made to the Agreement and Plan of Merger dated November 7, 2000, as amended ("Merger Agreement") between California Investment Fund, LLC ("CIF"), DCI Acquisition Corporation and Dynex Capital, Inc. ("Dynex") and to the letter dated December 22, 2000 between Dynex and CIF (the "December 22nd Letter"). Dynex hereby notifies you that Dynex is terminating the Merger Agreement for CIF's breaches of its obligations under numbered paragraphs 2 and 3 of the December 22nd Letter and pursuant to Section 7(a)(vii) of the Merger Agreement.

                                        Very truly yours,
                                        DYNEX CAPITAL, INC.

                                        By:  /s/ Stephen J. Benedetti
                                           --------------------------------
                                             Stephen J. Benedetti
                                             Vice President, Treasurer

cc:  Stephen Fraidin, Esquire